UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 25, 2008

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 750-1771

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 22, 2008, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Regency NX, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Regency (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nexus Gas Partners, LLC, a Delaware limited liability company (“Member”), and Nexus Gas Holdings, LLC, a Delaware limited liability company (“Nexus”).  The Merger Agreement was previously reported in Regency’s Current Report on Form 8-K dated February 22, 2008.

On March 25, 2008 (the “Closing Date”), the parties to the Merger Agreement consummated the transactions contemplated by the Merger Agreement, and Merger Sub merged with and into Nexus, which continued as the surviving entity after the merger (the “Merger”).  Nexus is a midstream provider of natural gas gathering, dehydration and compression services for producers in DeSoto Parish, Louisiana and Shelby County, Texas. The Nexus gathering system consists of 80 miles of low-pressure and high-pressure gathering pipelines.

The total purchase price paid by Regency in connection with the Merger consisted of the payment of $87,791,197 in cash, which includes $2,791,197 of closing date adjustments based on working capital, to Member (the “Closing Payment Amount”).  The purchase price is subject to customary post-closing adjustments.  Of the Closing Payment Amount, $8,500,000 (the “Escrow Payment Amount”) was deposited with an escrow agent pursuant to an escrow agreement dated the Closing Date.  The Escrow Payment Amount constitutes security to Regency for a period of one year after the Closing Date with respect to any purchase price adjustments and indemnification obligations of Member under the Merger Agreement.  Regency financed the Closing Payment Amount through borrowings under the existing revolving credit facility of Regency Gas Services LP, a wholly-owned subsidiary of Regency.

Nexus is a party to a Purchase and Sale Agreement (the “Sonat Agreement”) with Southern Natural Gas Company (“Sonat”), pursuant to which Nexus has agreed to purchase 136 miles of pipeline from Sonat that would connect the Nexus gathering system to Regency’s Intrastate Gas System in North Louisiana (the “Sonat Acquisition”).  As a result of the Merger, the rights, duties and obligations under the Sonat Agreement vested in Nexus as the entity surviving the Merger.  The Sonat Acquisition is subject to approval of the abandonment by sale of the facilities subject to the Sonat Agreement by the U.S. Federal Energy Regulatory Commission under parameters agreed by the parties and to customary closing conditions.  Upon the closing of the Sonat Acquisition, Regency, on behalf of Nexus, will pay Sonat approximately $28,000,000, and, if the closing occurs on or prior to March 1, 2010, on certain terms and conditions as provided in the Merger Agreement, Regency will make an additional payment of $25,000,000 to Member.

The Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated by reference herein in its entirety.

Item 8.01 Other Events.

On the Closing Date, Regency issued a press release announcing the consummation of the Merger.  A copy of such press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.  The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Forward-Looking Statements

Regency may make statements herein that are “forward-looking statements.”  All statements, other than statements of historical fact, included herein that address activities, events or developments that Regency expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or Regency’s future performance and are subject to risks, uncertainties and other important factors that could cause events or Regency’s actual performance or achievements to be materially different than those projected by Regency, including without limitation the failure of the Sonat Acquisition to be consummated.  For a full discussion of these risks, uncertainties and factors, Regency encourages you to read its documents on file with the Securities and Exchange Commission. Except as required by law, Regency does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger*
99.1	Press Release, dated March 25, 2008.

*  A list of the Schedules and Exhibits to the Merger Agreement is set forth on page iii of the Merger Agreement, and the registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 2.1 to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner
By: /s/ Richard D. Moncrief
Richard D. Moncrief Executive Vice President, Chief Operations Officer

Date: March 26, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger*
99.1	Press Release, dated March 25, 2008.